Exhibit 99.1
EARNINGS RELEASE
FOR IMMEDIATE RELEASE
Contact:	William J. Wagner, President and Chief Executive Officer (814) 726-2140 William W. Harvey, Jr., Executive Vice President and Chief Financial Officer (814) 726-2140
Northwest Bancorp, Inc. Announces Quarterly Earnings and Dividend Declaration
Warren, Pennsylvania October 22, 2007
Northwest Bancorp, Inc. (NasdaqGS: NWSB) announced net income for the quarter ended September 30, 2007 of $13.6 million, or $0.28 per diluted share. This represents an increase of $700,000, or 5.5%, over the same quarter last year when net income was $12.9 million, or $0.26 per diluted share. The annualized returns on average shareholders’ equity and average assets for the current quarter were 9.18% and 0.79% compared to 8.53% and 0.79% for the same quarter last year. In comparing the operating performance of the current quarter to the preceding quarter ended June 30, 2007, net income increased $1.3 million, or 10.2%.
Net interest income increased by approximately $3.1 million, or 7.1%, for the quarter ended September 30, 2007 compared to the same quarter last year and $1.7 million, or 3.8%, for the quarter ended June 30, 2007. The net interest margin for the quarter ended September 30, 2007 was 3.10% compared to 3.07% for the quarter ended September 30, 2006 and 3.02% for the quarter ended June 30, 2007.
Noninterest income increased approximately $400,000, or 3.4%, to $11.8 million for the quarter ended September 30, 2007 compared to both the quarter ended September 30, 2006 and the quarter ended June 30, 2007. All categories of fee income increased as a result of the Company’s continued focus on expanding its fee-producing products and services.
Noninterest expense increased by $3.2 million, or 9.1%, to $38.5 million for the quarter ended September 30, 2007, from $35.3 million for the quarter ended September 30, 2006. This increase was primarily attributable to an increase in compensation and employee benefits which resulted from the employment of additional business development and production-related personnel. Other increases in premises and occupancy costs and office operations were attributed to the overall growth of the Company’s retail network and the expansion of its commercial banking and wealth management lines of business.
Earnings for the current quarter were enhanced by tax credits of approximately $320,000 due primarily to contributions made to Pennsylvania organizations as part of the Educational Improvement Tax Credit Program.
The Company also announced that its Board of Directors declared a quarterly cash dividend of $0.22 per share payable on November 15, 2007 to shareholders of record as of November 1, 2007.

Net income for the nine-month period ended September 30, 2007 of $37.2 million, or $0.75 per diluted share, represents a decrease of $4.5 million, or 10.9% compared to net income of $41.7 million, or $0.83 per diluted share, for the nine-month period ended September 30, 2006. The prior year figures included an after-tax gain on the sale of education loans of approximately $2.8 million. Excluding this $2.8 million after-tax gain, net income for the nine-month period ended September 30, 2007 decreased $1.7 million, or 4.5%.
The annualized returns on average shareholders’ equity and average assets were 8.27% and 0.74% for the current nine-month period compared to 9.34% and 0.85% in the prior year.
In making this announcement, William J. Wagner, President and CEO, noted, “We were pleased to see our net interest rate spread and net interest margin improve over both last year and the prior quarter as our cost of funds appears to have stabilized. Core fee income continues to improve and noninterest expense, excluding the amortization of intangibles, increased by less than $200,000 over the preceding two quarters. Asset quality also remains strong as year-to-date net charge-offs to average loans outstanding, when annualized, were only 0.13%.”
During the quarter ended September 30, 2007, the Company repurchased 479,800 of its common shares for $12.6 million, or an average of $26.34 per share. Since initiating the common stock buy-back program in September 2005, the Company has repurchased 2,496,200 shares for $63.0 million, or an average of $25.24 per share.
Founded in 1896 and headquartered in Warren, Pennsylvania, Northwest Bancorp, Inc., through its subsidiary Northwest Savings Bank, currently operates 166 community-banking offices in Pennsylvania, New York, Ohio, Maryland and Florida. Northwest Savings Bank is a full-service financial institution offering all lines of retail and business banking products as well as investment management and trust services. The Company also operates 51 consumer finance offices in Pennsylvania and New York through its subsidiary, Northwest Consumer Discount Company.
Northwest Bancorp, Inc.’s stock is listed on the NASDAQ Global Select Market. Additional information regarding Northwest Bancorp, Inc. can be accessed on-line at www.northwestsavingsbank.com.
Forward-Looking Statements — This press release may contain forward-looking statements with respect to the financial condition and results of operations of Northwest Bancorp, Inc. including, without limitations, statements relating to the earnings outlook of the Company. These forward-looking statements involve certain risks and uncertainties. Factors that may cause actual results to differ materially from those contemplated by such forward-looking statements, include among others, the following possibilities: (1) changes in the interest rate environment; (2) competitive pressure among financial services companies; (3) general economic conditions including an increase in non-performing loans that could result from an economic downturn; (4) changes in legislation or regulatory requirements; (5) difficulties in continuing to improve operating efficiencies; (6) difficulties in the integration of acquired businesses; and (7) increased risk associated with an increase in commercial real-estate and business loans and non-performing loans. Management has no obligation to revise or update these forward-looking statements to reflect events or circumstances that arise after the date of this release.

Northwest Bancorp, Inc. and Subsidiaries
Consolidated Statements of Financial Condition
(Dollars in thousands, except per share amounts)

	September 30,	December 31,
	2007	2006
Assets
Cash and cash equivalents	$96,995	99,013
Interest-earning deposits in other financial institutions	14,139	41,387
Federal funds sold and other short-term investments	1,824	13,933
Marketable securities available-for-sale (amortized cost of $730,728 and $770,967)	725,243	767,514
Marketable securities held-to-maturity (market value of $670,000 and $720,515)	665,169	716,967

Total cash, interest-earning deposits and marketable securities	1,503,370	1,638,814

Loans held for sale	35,047	23,390
Mortgage loans — one- to four- family	2,407,825	2,371,010
Commercial real estate loans	822,064	693,982
Consumer loans	1,243,694	1,145,369
Commercial business loans	321,754	216,345

Total loans receivable	4,830,384	4,450,096
Allowance for loan losses	(41,669)	(37,655)

Loans receivable, net	4,788,715	4,412,441

Federal Home Loan Bank stock, at cost	32,461	34,289
Accrued interest receivable	30,521	28,033
Real estate owed, net	7,321	6,653
Premises and Equipment, net	107,492	104,866
Bank owned life insurance	117,522	110,864
Goodwill	172,255	155,770
Mortgage servicing rights	8,364	7,688
Other intangible assets	13,088	9,581
Other assets	21,526	18,816

Total assets	$6,802,635	6,527,815

Liabilities and Shareholders’ equity
Liabilities:
Noninterest-bearing demand deposits	$370,548	317,389
Interest-bearing demand deposits	731,112	677,394
Savings deposits	1,428,997	1,402,345
Time deposits	3,134,567	2,969,622

Total deposits	5,665,224	5,366,750

Borrowed funds	371,358	392,814
Advances by borrowers for taxes and insurance	14,613	22,600
Accrued interest payable	5,320	4,038
Other liabilities	44,673	33,958
Junior subordinated debentures	108,336	103,094

Total liabilities	6,209,524	5,923,254

Shareholders’ equity:
Preferred stock, $0.10 par value: 50,000,000 shares authorized, no shares issued	—	—
Common stock, $0.10 par value: 500,000,000 shares authorized, 51,185,730 and 51,137,227 issued, respectively	5,119	5,114
Paid-in-capital	213,738	211,295
Retained earnings	450,476	425,024
Accumulated other comprehensive loss	(13,226)	(11,609)
Treasury stock of 2,496,200 and 1,107,900 shares, respectively, at cost	(62,996)	(25,263)

Total shareholders’ equity	593,111	604,561

Total liabilities and shareholders’ equity	$6,802,635	6,527,815

Equity to assets	8.72%	9.26%
Book value per share	$12.18	$12.08
Closing market price per share	$28.46	$27.46
Full time equivalent employees	1,785	1,777
Number of banking offices	166	160

Northwest Bancorp, Inc. and Subsidiaries
Consolidated Statements of Income
(Dollars in thousands, except per share amounts)

	Three months ended		Nine months ended
	September 30,		September 30,
	2007	2006	2007	2006
Interest income:
Loans receivable	$81,658	72,286	232,839	212,699
Mortgage-backed securities	7,356	8,442	22,392	23,503
Taxable investment securities	8,091	8,295	24,060	23,069
Tax-free investment securities	3,181	3,346	9,548	9,654
Interest-earning deposits	1,270	996	7,138	5,158

Total interest income	101,556	93,365	295,977	274,083

Interest expense:
Deposits	48,426	40,854	140,170	113,821
Borrowed funds	6,042	8,550	18,613	25,657

Total interest expense	54,468	49,404	158,783	139,478

Net interest income	47,088	43,961	137,194	134,605
Provision for loan losses	2,149	2,237	6,221	6,403

Net interest income after provision for loan losses	44,939	41,724	130,973	128,202

Noninterest income:
Service charges and fees	7,259	6,358	19,776	18,079
Trust and other financial services income	1,500	1,296	4,518	3,936
Insurance commission income	749	616	1,993	1,878
Gain on sale of loans, net	—	184	634	4,721
Gain/ (loss) on sale of real estate owned, net	(48)	508	8	632
Gain on sale of investments	—	338	—	338
Income from bank owned life insurance	1,133	1,088	3,300	3,239
Mortgage banking income	370	275	1,089	482
Other operating income	797	709	2,296	2,239

Total noninterest income	11,760	11,372	33,614	35,544

Noninterest expense:
Compensation and employee benefits	20,767	19,993	62,796	59,222
Premises and occupancy costs	5,312	5,153	16,099	15,267
Office operations	3,484	2,931	9,621	9,417
Processing expenses	3,822	2,910	11,102	8,822
Advertising	706	737	3,205	2,024
Amortization of intangible assets	1,412	1,013	3,193	2,955
Other expense	2,977	2,541	8,118	7,671

Total noninterest expense	38,480	35,278	114,134	105,378

Income before income taxes	18,219	17,818	50,453	58,368
Income taxes	4,661	4,961	13,298	16,672

Net income	$13,558	12,857	37,155	41,696

Basic earnings per share	$0.28	$0.26	$0.75	$0.84

Diluted earnings per share	$0.28	$0.26	$0.75	$0.83

Return on average equity	9.18%	8.53%	8.27%	9.34%
Return on average assets	0.79%	0.79%	0.74%	0.85%

Basic common shares outstanding	48,658,820	49,888,893	49,227,388	49,889,432
Diluted common shares outstanding	48,983,435	50,157,336	49,530,569	50,116,246

Northwest Bancorp, Inc. and Subsidiaries
Supplementary data
(Dollars in thousands)

	Three months		Nine months
	ended September 30,		ended September 30,
	2007	2006	2007	2006
Allowance for loan losses
Beginning balance	41,104	36,680	37,655	33,411
Provision	2,149	2,237	6,221	6,403
Charge-offs	(1,908)	(2,131)	(5,425)	(5,743)
Recoveries	324	511	1,099	1,244
Acquisitions	—	—	2,119	1,982

Ending balance	41,669	37,297	41,669	37,297

Net charge-offs to average loans, annualized	0.13%	0.15%	0.13%	0.14%

	September 30,		December 31,
	2007	2006	2006	2005
Non-performing loans	42,089	45,448	40,525	43,016
Real estate owned, net	7,321	5,432	6,653	4,872

Non-performing assets	49,410	50,880	47,178	47,888

Non-performing loans to total loans	0.87%	1.03%	0.91%	0.92%

Non-performing assets to total assets	0.73%	0.78%	0.72%	0.74%

Allowance for loan losses to total loans	0.86%	0.84%	0.85%	0.72%

Allowance for loan losses to non-performing loans	99.00%	82.07%	92.92%	77.70%

Average Balance Sheet
(Dollars in Thousands)
The following table sets forth certain information relating to the Company’s average balance sheet and reflects the average yield on assets and average cost of liabilities for the periods indicated. Such yields and costs are derived by dividing income or expense by the average balance of assets or liabilities, respectively, for the periods presented. Average balances are calculated using daily averages.

	Three Months Ended September 30,
	2007			2006
			Avg.			Avg.
	Average		Yield/	Average		Yield/
	Balance	Interest	Cost	Balance	Interest	Cost
ASSETS:
Interest earning assets:
Loans receivable (a) (b) (d)	$4,781,636	$82,538	6.79%	4,375,380	72,732	6.61%
Mortgage-backed securities (c)	575,472	7,356	5.11%	694,572	8,442	4.86%
Investment securities (c) (d) (e)	849,294	12,471	5.87%	907,239	12,982	5.72%
FHLB stock	32,707	514	6.29%	34,109	460	5.39%
Other interest earning deposits	95,655	1,269	5.19%	72,086	996	5.41%

Total interest earning assets	6,334,764	104,148	6.49%	6,083,386	95,612	6.26%

Noninterest earning assets (f)	494,412			446,063

TOTAL ASSETS	6,829,176			6,529,449

LIABILITIES AND SHAREHOLDERS’ EQUITY:
Interest bearing liabilities:
Savings accounts	800,694	2,822	1.40%	873,375	3,148	1.43%
Now accounts	716,429	2,943	1.63%	656,201	2,413	1.46%
Money market demand accounts	652,181	6,055	3.68%	575,873	5,324	3.67%
Certificate accounts	3,137,384	36,607	4.63%	2,871,726	29,969	4.14%
Borrowed funds (g)	366,507	4,167	4.51%	387,720	4,492	4.60%
Debentures	108,341	1,875	6.77%	205,156	4,058	7.74%

Total interest bearing liabilities	5,781,536	54,469	3.74%	5,570,051	49,404	3.52%

Noninterest bearing liabilities	457,120			356,759

Total liabilities	6,238,656			5,926,810

Shareholders’ equity	590,520			602,639

TOTAL LIABILITIES AND EQUITY	6,829,176			6,529,449

Net interest income/ Interest rate spread		49,679	2.75%		46,208	2.74%

Net interest earning assets/ Net interest margin	553,228		3.10%	513,335		3.07%

Ratio of interest earning assets to interest bearing liabilities	1.10X			1.09X
(a)	Average gross loans receivable includes loans held as available-for-sale and loans placed on nonaccrual status.

(b)	Interest income includes accretion/ amortization of deferred loan fees/ expenses, which was not material.

(c)	Average balances do not include the effect of unrealized gains or losses on securities held as available-for-sale.

(d)	Interest income on tax-free investment securities and tax-free loans are presented on a fully taxable equivalent basis.

(e)	Average balances include Fannie Mae and FHLMC stock.

(f)	Average balances include the effect of unrealized gains or losses on securities held as available-for-sale.

(g)	Average balances include FHLB borrowings, securities sold under agreements to repurchase and other borrowings.

Average Balance Sheet
(Dollars in Thousands)
The following table sets forth certain information relating to the Company’s average balance sheet and reflects the average yield on assets and average cost of liabilities for the periods indicated. Such yields and costs are derived by dividing income or expense by the average balance of assets or liabilities, respectively, for the periods presented. Average balances are calculated using daily averages.

	Nine Months Ended September 30,
	2007			2006
			Avg.			Avg.
	Average		Yield/	Average		Yield/
	Balance	Interest	Cost	Balance	Interest	Cost
ASSETS:
Interest earning assets:
Loans receivable (a) (b) (d)	$4,602,432	$234,446	6.77%	4,385,655	213,989	6.55%
Mortgage-backed securities (c)	595,854	22,392	5.01%	662,502	23,503	4.73%
Investment securities (c) (d) (e)	849,971	37,226	5.84%	856,320	36,682	5.71%
FHLB stock	33,571	1,523	6.05%	34,295	1,238	4.81%
Other interest earning deposits	178,845	7,138	5.26%	142,709	5,158	4.77%

Total interest earning assets	6,260,673	302,725	6.43%	6,081,481	280,570	6.18%

Noninterest earning assets (f)	447,231			438,438

TOTAL ASSETS	6,707,904			6,519,919

LIABILITIES AND SHAREHOLDERS’ EQUITY:
Interest bearing liabilities:
Savings accounts	805,897	8,611	1.43%	904,308	9,642	1.43%
Now accounts	693,751	8,505	1.64%	663,555	6,726	1.36%
Money market demand accounts	629,363	17,424	3.70%	570,154	14,032	3.29%
Certificate accounts	3,082,818	105,630	4.58%	2,826,463	83,421	3.95%
Borrowed funds (g)	389,246	13,237	4.55%	406,927	13,980	4.59%
Debentures	105,017	5,376	6.75%	205,156	11,677	7.51%

Total interest bearing liabilities	5,706,092	158,783	3.72%	5,576,563	139,478	3.34%

Noninterest bearing liabilities	402,714			348,440

Total liabilities	6,108,806			5,925,003

Shareholders’ equity	599,098			594,916

TOTAL LIABILITIES AND EQUITY	6,707,904			6,519,919

Net interest income/ Interest rate spread		143,942	2.71%		141,092	2.84%

Net interest earning assets/ Net interest margin	554,581		3.06%	504,918		3.12%

Ratio of interest earning assets to interest bearing liabilities	1.10X			1.09X
(a)	Average gross loans receivable includes loans held as available-for-sale and loans placed on nonaccrual status.

(b)	Interest income includes accretion/ amortization of deferred loan fees/ expenses, which was not material.

(c)	Average balances do not include the effect of unrealized gains or losses on securities held as available-for-sale.

(d)	Interest income on tax-free investment securities and tax-free loans are presented on a fully taxable equivalent basis.

(e)	Average balances include Fannie Mae and FHLMC stock.

(f)	Average balances include the effect of unrealized gains or losses on securities held as available-for-sale.

(g)	Average balances include FHLB borrowings, securities sold under agreements to repurchase and other borrowings.